Exhibit (g)(6)

SECOND AMENDMENT TO THE AMENDED AND RESTATED CUSTODY AGREEMENT

THIS SECOND AMENDMENT to the Custody Agreement (this “Amendment”) is entered into and effective as of November 1, 2024 (the “Effective Date”), by and between Harding, Loevner Funds, Inc. (the “Company”), a Maryland corporation having its principal office and place of business at 400 Crossing Boulevard, 4th Floor, Bridgewater, NJ 08807, acting on its own behalf and on behalf of each of its portfolios listed in Schedule A, and The Northern Trust Company (“Northern”), an Illinois corporation with its principal place of business at 50 South LaSalle Street, Chicago, IL 60603.

WHEREAS, Northern provides certain services to the Company pursuant to the Amended and Restated Custody Agreement, dated as of December 16, 2020 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Agreement”); and

WHEREAS, in addition to the provisions contained in the Agreement, effective as of the date hereof, the Company and Northern wish to make certain amendments to the Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2. AMENDMENT. Schedule C (Fee Schedule) of the Agreement is amended as of the Effective Date by replacing such schedule in its entirety with the amended Schedule C (Fee Schedule) attached hereto.

3. GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5. EFFECT OF AMENDMENT. All other terms and conditions set forth in the Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Agreement in the Agreement and all schedules thereto shall mean and be a reference to the Agreement as amended by this Amendment.

[Signature Pages Follow]

NTAC: 3NS-20	1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

HARDING, LOEVNER FUNDS, INC.

By:	/s/ Ryan Bowles
Name: Ryan Bowles
Title: President

THE NORTHERN TRUST COMPANY

By:	/s/ Kelly Reed-Clare
Name: Kelly Reed-Clare
Title: Vice President

NTAC: 3NS-20	2

SCHEDULE C

FEE SCHEDULE

ACCOUNT BASED FEES

Per Portfolio per annum -	Waived

MARKET RELATED FEES

For purposes of this Schedule C, the “asset based fee” set forth below is calculated based on the market value of Securities on the Custodian’s custody book of record, which is determined by multiplying (A) the number of shares or the principal amount purchased times (B) the market price obtained by the Custodian on such Securities in the relevant market, as set forth in the Custodian’s Pricing Guidelines (as amended from time to time, the “Guidelines”). In the event that due to extraordinary market conditions (such as, but not limited to, economic sanctions prohibiting security transactions) or other circumstances when the Custodian or the Pricing Committee of the Fund’s investment manager determine that market data is not readily available in a relevant market, the parties shall enter into good faith discussions to review the fees set forth below for the relevant market and to adjust such fees as mutually agreed.

Market	Asset Based Fee (basis points)	Fees Per Transaction
Argentina	7.50	$50.00
Australia	1.50	$15.00
Austria	1.50	$22.50
Bahrain	17.50	$80.00
Bangladesh	20.00	$80.00
Belgium	1.00	$20.00
Bosnia/Herzeg.	32.50	$80.00
Botswana	22.50	$80.00
Brazil	5.00	$40.00
Bulgaria	12.50	$80.00
Canada	0.50	$7.50
Chile	10.00	$75.00
China	10.00	$65.00
Colombia	20.00	$80.00
Croatia	15.00	$75.00
Cyprus	10.00	$80.00
Czech	5.00	$65.00
Denmark	1.50	$20.00
Egypt	10.00	$65.00
Estonia	10.00	$75.00
Euroclear/Clearstream/Multinational	0.50	$7.50
Finland	1.50	$20.00
France	1.00	$20.00
Germany	1.00	$20.00
Ghana	22.50	$80.00
Greece	5.00	$55.00
Hong Kong	2.00	$20.00
Hungary	5.00	$65.00
Iceland	5.00	$40.00

NTAC: 3NS-20	3

Market	Asset Based Fee (basis points)	Fees Per Transaction
India	5.00	$40.00
Indonesia	5.00	$50.00
Ireland	0.50	$7.50
Israel	7.50	$40.00
Italy	1.00	$20.00
Ivory Coast	25.00	$80.00
Japan	1.00	$15.00
Jordan	17.50	$80.00
Kazakhstan	12.50	$80.00
Kenya	22.50	$80.00
Kuwait	20.00	$80.00
Latvia	15.00	$80.00
Lithuania	10.00	$80.00
Luxembourg	1.00	$20.00
Malaysia	2.50	$30.00
Mauritius	20.00	$80.00
Mexico	2.50	$30.00
Morocco	17.50	$80.00
Namibia	20.00	$80.00
Netherlands	1.00	$20.00
New Zealand	2.00	$30.00
Nigeria	20.00	$80.00
Norway	1.50	$20.00
Oman	20.00	$80.00
Pakistan	10.00	$80.00
Peru	17.50	$80.00
Philippines	3.00	$40.00
Poland	7.50	$30.00
Portugal	2.00	$30.00
Qatar	20.00	$80.00
Romania	10.00	$80.00
Russia*	8.50	$52.00
Saudi Arabia	20.00	$80.00
Serbia	35.00	$80.00
Singapore	2.00	$20.00
Slovak Republic	7.50	$80.00
Slovenia	15.00	$75.00
South Africa	4.00	$30.00
South Korea	3.00	$30.00
Spain	1.50	$20.00
Sri Lanka	10.00	$65.00
Sweden	1.50	$20.00
Switzerland	1.00	$20.00
Taiwan	3.50	$40.00
Thailand	3.50	$40.00
Tunisia	17.50	$80.00

NTAC: 3NS-20	4

Market	Asset Based Fee (basis points)	Fees Per Transaction
Turkey	7.50	$65.00
Uganda	25.00	$80.00
Ukraine	12.50	$80.00
United Arab Emirates	20.00	$80.00
United Kingdom	0.50	$8.00
United States	0.50	$0.00
Uruguay	20.00	$75.00
Venezuela	20.00	$80.00
Vietnam	12.50	$80.00
Zambia	20.00	$80.00
Zimbabwe	20.00	$80.00

*	Safekeeping charges waived for existing Russian positions held as of 1 November 2024 (Sberbank of Russia).

Other Transaction-based Fees

$ 1,500 per annum, plus
One-line asset charges (Other funds, LP’s for example) per asset	$ 25 per trade
Paydowns	$ 5 per
Short Settlements/Repo Transactions	$ 20 per
Third-party payments/fixed deposits outside Northern Trust	$ 50 per
Physical securities	$ 50 per
Wire Transfers and Mark to Markets (outgoing)	$ 10 per

Derivative Fees

Transaction Processing:

1.	Exchange Traded Derivatives	$25 per transaction
2.	OTC simple[1]	$200 per transaction
3.	OTC complex[2]	$300 per transaction

Position Maintenance:

4.	OTC simple[1] - monthly valued	$200 per position per annum
5.	OTC complex[2] - monthly valued	$500 per position per annum
6.	OTC simple[1] - daily valued	$600 per position per annum
7.	OTC complex[2] - daily valued	$900 per position per annum
8.	OTC investment manager supplied prices	$100 per position per annum
9.	Swap reset	$20 per cash movement
10.	Margin / collateral movements	$20 per cash/security movement

OTC Footnotes

[1]Simple/custody vanilla includes =	Simple = IRS, FRA, vanilla currency options, zero-coupon swaps, currency swaps, basis swaps

[2]Complex/custody complex includes =	Complex= CDS/CDX, swaptions, inflation swaps, total return swaps, equity/index option, CFD, caps/floors Independent valuations of above through Markit Partners, SuperDerivatives and JPM Pricing Direct

NTAC: 3NS-20	5

Excess Cash Management

Northern Trust provides excess U.S. dollar cash management services via its Institutional Money Market Mutual Funds/Collective Funds. Expense ratios and information on the Funds can be found at www.northerninstitutionalfunds.com

Other Charges

•	Out of pocket expenses incurred in providing custody services will be passed on to the fund.

•	Overdrafts will be charged at the Prime rate for USD. The prevailing rates will apply for non-USD currencies.

•

Market execution costs, not limited to but including stamp duty, securities re-registration charges, depository receipt fees, third-party foreign exchange, third-party fixed deposits, and proxy voting physical representation/ad hoc expenses will be passed through at cost if and as applicable.

•

Services required in respect of any directly held property, derivatives or venture capital/ private equity portfolios will be evaluated and priced on a case-by-case basis, according to the level of work involved.

•	Supporting/facilitating on-site visits by the Account’s auditors.

NTAC: 3NS-20	6